UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 23, 2012 (February 16, 2012)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Director Compensation

On February 16, 2012, the Board of Directors (the “Board”) of Penn Virginia Corporation (the “Company”) approved a change to the Company’s director compensation policy to decrease the equity portion of a director’s compensation for 2012 from $110,000 to $80,000. The change had been recommended to the Board by its Compensation and Benefits Committee (the “C&B Committee”). The change is effective for 2012 only, and absent further action by the Board, the equity portion of a director’s compensation will revert to $110,000 for 2013.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director

On February 16, 2012, the Board, on the recommendation of the Nominating and Governance Committee, approved a slate of candidates for election to the Board at the Company’s 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”). Because of the Company’s mandatory retirement policy, the Board did not nominate Robert Garrett for reelection to the Board, and Mr. Garrett’s term will expire at the 2012 Annual Meeting.

Executive Compensation

On February 16, 2012, the C&B Committee determined that cash bonuses and long-term compensation payable to executive officers of the Company in 2012 relating to their performance in 2011 are as follows:

Name and Principal Position	Cash Bonus ($)	Long-Term Compensation ($) (1)

H. Baird Whitehead	135,000	943,000
President and Chief Executive Officer
Steven A. Hartman	75,000	455,000
Senior Vice President and Chief Financial Officer
Nancy M. Snyder	93,000	586,000
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
John A. Brooks	90,000	292,000
Senior Vice President
Michael E. Stamper	48,230	177,000
Vice President

(1)

Long-term compensation awards are expressed in dollar values, and the Company pays those awards in the form of options to purchase common stock, time-based restricted stock units and performance-based restricted stock units payable in cash under the Company’s Seventh Amended and Restated 1999 Employee Stock Incentive Plan. The long-term compensation awards are comprised of 60% performance-based restricted stock units payable in cash, 25% time-based restricted stock units and 15% stock options. The actual number of stock options awarded is based on the value of such options on the date of grant using the

Black-Scholes-Merton option-pricing formula. The actual numbers of time-based restricted stock units awarded are based on the New York Stock Exchange closing price of the Company’s common stock on the date of grant. The actual numbers of performance-based restricted stock units awarded are based on a Monte Carlo simulation of potential outcomes.

On the same day, the C&B Committee determined that base salaries payable to executive officers of the Company in 2012 are as follows:

Name and Principal Position	2012 Salary ($)

H. Baird Whitehead	450,000
President and Chief Executive Officer
Steven A. Hartman	285,000
Senior Vice President and Chief Financial Officer
Nancy M. Snyder	310,000
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
John A. Brooks	300,000
Senior Vice President
Michael E. Stamper	248,000
Vice President

Equity Compensation Plan

In connection with the decision to grant performance-based restricted stock units payable in cash (“performance units”) to the Company’s executive officers, the C&B Committee approved a form of grant agreement for performance unit awards made under the Company’s Seventh Amended and Restated 1999 Employee Stock Incentive Plan.

The performance units cliff vest on the third anniversary of the date of grant and are paid based on the relative ranking of the Company’s total shareholder return (“TSR”) as compared to the TSR of the Company’s executive compensation peer group for 2011 (the “2011 Peer Group”) with respect to each of a one-year, two-year and three-year performance period, in each case commencing on the date of grant. The performance units are payable solely in cash. The amount of cash payable with respect to performance units is equal to the sum of the payout values for each of the three performance periods. The payout value for each performance period is equal to one-third of the vested performance units, multiplied by the value of the Company’s common stock at the end of the applicable performance period (calculated as the average of the closing prices of the Company’s common stock on the 20 trading days immediately preceding the last day of the applicable performance period), multiplied by the applicable percentage corresponding to the relative ranking of the Company’s TSR for the applicable performance period. The applicable percentages range from 0% to 200%. The “target” percentage is 100% and corresponds to the Company’s TSR ranking in the 60th percentile of the 2011 Peer Group.

Except as noted below, if the grantee’s employment terminates for any reason prior to the third anniversary of the grant date, then the grantee’s performance units will be forfeited and no cash will be payable with respect to the performance units. If the grantee is or becomes retirement eligible, which is defined as reaching age 62 and completing 10 years of consecutive service with the Company or its affiliate, and his or her employment terminates for any reason other than cause prior to third anniversary of the grant date, then all of the grantee’s performance units will vest and become payable in the amounts and at the time that the performance units would have otherwise vested and been payable. If the grantee dies or becomes disabled prior to the third anniversary of the grant date, a pro-rated share (based on the number of days employed during the three-year vesting period) of the performance units will vest and the grantee will be paid for such performance units at the target percentage at the end of the original three-year vesting period. In the event of a change in control of the Company, all of the grantee’s performance units will immediately vest and the grantee will be paid for such performance units following the change in control at the target percentage (regardless of the Company’s actual relative TSR ranking) and using the value of the Company’s common stock on the effective date of the change in control (calculated as the closing price of the Company’s common stock on the effective date of the change of control).

A copy of the form of performance unit award agreement, as approved by the C&B Committee, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines

As previously disclosed, in February 2011, the C&B Committee adopted the Penn Virginia Corporation 2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines (the “Incentive Award Guidelines”), which were effective for annual incentive cash bonus and long-term equity compensation awards paid to the Company’s executive officers and other employees with respect to 2011.

On February 16, 2012, the C&B Committee amended Exhibit A to the Incentive Award Guidelines to add threshold, target and stretch cash bonus percentages and target long-term equity incentive award percentages for the Company’s two new executive officers. After the amendment, the executive officers’ threshold, target and stretch cash bonus percentages are as follows:

	Percent of Base Salary
Executive Position	Threshold	Target	Stretch

Chief Executive Officer	50	100	200
Chief Operating Officer	50	100	200
Chief Administrative Officer	40	80	160
Chief Financial Officer	40	80	160
Vice Presidents-Regional Managers	40	80	160

After the amendment, the executive officers’ target long-term equity incentive award percentages are as follows:

Executive Position	Target Percent of Salary

Chief Executive Officer	300 – 400
Chief Operating Officer	250 – 350
Chief Administrative Officer	200 – 300
Chief Financial Officer	200 – 300
Vice Presidents-Regional Managers	150 – 300

A copy of the revised Exhibit A to the Incentive Award Guidelines is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 16, 2012, the Board approved amended stock ownership guidelines for the Company’s executive officers, which require executive officers to own shares of common stock of the Company having a value equal to the multiple of his or her salary set forth in the table below:

Executive Position	Multiple of Base Salary

Chief Executive Officer	Four times (4x)
Chief Financial Officer	Two times (2x)
Chief Administrative Officer	Two times (2x)
Vice Presidents-Regional Managers	One times (1x)

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Agreement for Performance Based Restricted Stock Unit Awards under the Penn Virginia Corporation Seventh Amended and Restated 1999 Employee Stock Incentive Plan.

10.2	Revised Exhibit A to Penn Virginia Corporation 2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2012

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Agreement for Performance Based Restricted Stock Unit Awards under the Penn Virginia Corporation Seventh Amended and Restated 1999 Employee Stock Incentive Plan.

10.2	Revised Exhibit A to Penn Virginia Corporation 2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines.